EXHIBIT 10.12

SUMMARY OF DIRECTOR COMPENSATION ARRANGEMENTS

Non-employee directors of Alexandria Real Estate Equities, Inc. (the “Company”) will receive the following compensation in 2009:

•                  An annual retainer fee of $100,000;

•                  The committee chairpersons will receive additional annual fees as follows:

Lead Independent Director	$35,000
Audit Committee Chairperson	$30,000
Compensation Committee Chairperson	$20,000
Nominating & Governance Committee Chairperson	$15,000

•                  The committee members, other than the chairpersons, will receive additional annual fees as follows:

Audit Committee	$12,000
Compensation Committee	$8,000
Nominating & Governance Committee	$6,000

•                  Reimbursement of out-of-pocket expenses incurred to attend such meetings;

•                  A restricted stock grant of 1,658 shares of common stock on January 1, 2009 under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, such shares vesting as follows: 553 shares on January 1, 2010, 553 shares on January 1, 2011 and 552 shares on January 1, 2012; and

The Company’s non-employee directors may elect to defer all or any portion of the fees above in accordance with the Company’s deferred compensation plan for its directors.

Directors who are also employees of the Company will not receive any compensation for their services as directors of the Company.